EXHIBIT 10.F
                        AMP INCORPORATED

     DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


          AMP Incorporated (the "Corporation") hereby adopts this
Deferred Compensation Plan for Non-Employee Directors (the
"Plan") pursuant to which eligible members of its Board of Directors may elect to defer receipt of all or any portion of the compensation payable for services rendered to the Corporation as a Director.

           1. Eligible Directors. The Directors of the Corporation eligible to make the elections set forth in this Plan shall be those Directors who are not actively employed officers or employees of the Corporation or of any of its subsidiaries or affiliates (hereinafter referred to individually as a "Non-Employee Director" and collectively as the "Non-Employee Directors").

           2. Deferrable Compensation. A Non-Employee Director may elect to defer receipt of all, any part or none of the aggregate compensation payable by the Corporation for services rendered as a Director, including the annual base retainer and attendance fees for board and committee meetings (in the aggregate, the "Director's Fees").

           3. Election to Defer. A Non-Employee Director who desires to defer receipt of a portion of his or her Director's Fees in any calendar year shall so notify the Corporation's Secretary in writing on or before December 31 of the prior calendar year, specifying on a form supplied by the Secretary the dollar amount or percentage of the Director's Fees to be deferred, the deferral period, the form of payment, and an investment direction. In the case of a newly-elected Non-Employee Director, he or she shall be eligible to defer payment of future Director's Fees by filing the notice described in the previous sentence with the Secretary of the Corporation at any time within 30 days of the date of initial election to the Board of Directors. The elections made pursuant to this Paragraph shall be irrevocable and shall apply to each calendar year thereafter until the Non-Employee Director, on or before any December 31, notifies the Secretary in writing that different elections shall apply to the following calendar years, which elections shall likewise continue in effect until similarly changed.

           4. Non-Deferred Compensation. Any Director's Fees not deferred under this Plan shall be paid in accordance with normal Corporation policy.

           5.  Deferred Compensation Accounts and Investment
Directions.

               (a)  Accounts:  At the time a Non-Employee
Director makes an election to defer the receipt of compensation pursuant to Paragraph 3 above, he or she shall indicate as an investment direction the amount of the deferral to be credited to an Interest-Bearing Account and the amount to be credited to an AMP Stock Account.

                    (i) Interest-Bearing Account: To the extent a Non-Employee Director elects investment in an Interest-Bearing Account, on the business day the Director's Fees would have been paid absent the deferral election the Corporation shall credit an Interest-Bearing Account established in his or her name with the amount of the deferred Director's Fees so invested.

                    (ii) AMP Stock Account: To the extent a Non-Employee Director elects investment in an AMP Stock Account, on the business day the Director's Fees would have been paid absent the deferral election the Corporation shall credit an AMP Stock Account established in his or her name with that number of units (including fractions) obtained by dividing the amount of the deferred Director's Fees so invested by the Fair Market Value of the Corporation's common stock (with the units thus calculated hereinafter referred to as "Stock Equivalents"). For purposes of the Plan, Fair Market Value of a share of the Corporation's common stock on any date shall be equal to the mean between the high and low prices at which such shares were traded on the New York Stock Exchange ("NYSE") on such date, or, if no sales were quoted on such date, on the most recent preceding date on which sales were quoted. In the event of any change in the common stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or a rights offering to purchase common stock at a price substantially below fair market value, or of any similar change affecting the common stock, the value and attributes of each Stock Equivalent shall be appropriately adjusted consistent with such change to the same extent as if such Stock Equivalents were issued and outstanding shares of common stock of the Corporation.

               (b)  Earnings:  The Corporation shall credit
earnings to the accounts as follows:

                    (i)  Interest-Bearing Account:  As of the
last day of each calendar month, the Corporation shall credit as earnings to each Interest-Bearing Account established on behalf of a Non-Employee Director an amount equal to a percentage of the average daily balance in such Interest-Bearing Account during such calendar month. Such percentage shall be equal to one twelfth (1/12) of 120% of the Long-Term Applicable Federal Rate as in effect on the first day of the calendar quarter that includes such month.

                    (ii) AMP Stock Account: As of each quarterly dividend payment date, the Corporation shall credit as earnings to each AMP Stock Account an amount equal to the cash dividends payable on such date with respect to that number of shares of its common stock equal to the number of Stock Equivalents credited to the AMP Stock Account on the relevant dividend record date. The amount so credited shall then be converted into Stock Equivalents in the manner described earlier using the dividend payment date as the valuation date.

           6. Deferral Period. At the time a Non-Employee Director makes an election to defer the receipt of compensation pursuant to Paragraph 3 above, he or she shall indicate the deferral period applicable to such deferred compensation by specifying the year (the "Payment Year") in which the deferred amounts are to be paid in a lump sum or in which payment of the deferred amounts is to be commenced in installments, provided however that in no event shall such year of payment or commencement of payment be later than the year following the year in which the Non-Employee Director will attain age 72.

           7. Form of Payment of Deferred Compensation: The aggregate balance in a Non-Employee Director's Interest-Bearing Account and AMP Stock Account shall be determined on the first business day of the Payment Year. The balance in the Non-Employee Director's Interest-Bearing Account shall be the dollar amount credited to such account as of the first business day of the Payment Year. The balance in the Non-Employee Director's AMP Stock Account shall be the dollar amount determined by multiplying the Stock Equivalents credited to such account on the first business day of the Payment Year by the Fair Market Value of a share of common stock of the Corporation on such date. The aggregate balance as thus determined shall be paid to him or her in cash either in a lump sum within 30 days following the first business day of the Payment Year or in up to ten annual installments commencing with the Payment Year as specified in the election to defer made pursuant to Paragraph 3 above. If an election to receive installment payments is made, the Non-Employee Director shall receive the balance in the account(s) in the specified number of annual installments, the first within 30 days following the first business day of the Payment Year and the others within 30 days following the first business day of each subsequent year in the installment payment period. The base amount of each such installment payment shall be equal to the aggregate balance in the Non-Employee Director's accounts as of the first business day of the Payment Year divided by the number of years in the installment payment period. Pending distribution in the second through final years of the installment payment period, the base amount of each annual installment shall be deemed to be invested in part in an Interest-Bearing Account and in part in an AMP Stock Account, in the same proportion as deferred amounts under the Plan were invested on the first business day of the Payment Year, and increased by earnings accordingly.

           8.  Change in Control.

               (a) In the event of a "Change in Control" of the Corporation followed by a Non-Employee Director's cessation of service to the Corporation, all amounts credited to the account(s) of the Non-Employee Director under the Plan shall be immediately due and payable to the Non-Employee Director in a single lump sum notwithstanding the deferral period and form of payment specified pursuant to Paragraph 3 above.

               (b)  The term "Change in Control" shall mean:

                    (i)  the acquisition of beneficial ownership
(other than from the Corporation) by any person, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan or the Corporation or its subsidiaries that acquires beneficial ownership of voting securities of the Corporation (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of Directors; or

                    (ii) a change in the persons constituting the Board of Directors as it exists in the immediately preceding calendar year (the "Incumbent Board") such that the Directors of the Incumbent Board no longer constitute a majority of the Board of Directors; provided that any person becoming a Director in a subsequent year whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

                    (iii) approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated corporation's then outstanding voting securities, or a liquidation substantially all of the assets of the Corporation.

           9. Designation of Beneficiary. If a Non-Employee Director dies prior to receiving the entire balance of his account(s) under the Plan, any balance remaining in his or her account(s) shall be paid in a lump sum as soon as practicable to the Non-Employee Director's designated beneficiary or, if the Non-Employee Director has not designated a beneficiary in writing to the Corporation's Secretary, to his or her estate. Any designation of beneficiary may be revoked or modified at any time by the Non-Employee Director.

          10.  Unsecured Obligation of Company.  The
Corporation's obligations to establish and maintain accounts for each eligible electing Non-Employee Director and to make payments of deferred compensation to him or her under this Plan shall be general unsecured obligations of the Corporation, and the Non-Employee Director with accounts under the Plan shall at all times be general unsecured creditors of the Corporation. The Corporation shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make special provision or specifically earmark any funds for the payment of any amounts called for under this Plan, nor shall this Plan or any actions taken under or pursuant to this Plan be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any eligible Non-Employee Director, his designated beneficiary, executors or administrators, or any other person or entity. It is the intention of the Corporation that at all times the Plan be unfunded for income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. If the Corporation chooses to establish a fund or make any other arrangement to provide for the payment of any amounts called for under this Plan, such fund or arrangement shall conform to the terms of the model trust described in Revenue Procedure 92-64 (1992-33 IRB 16).

          11.  Withholding of Taxes.  The rights of a Non-
Employee Director to payments under this Plan shall be subject to the Corporation's obligations at any time to withhold income or other taxes from such payments.

          12. Assignability. No portion of a Non-Employee Director's account under the Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Non-Employee Director.

          13. Amendments and Termination. This Plan may be amended or terminated at any time by the Board of Directors. No amendment or termination shall affect a Non-Employee Director's accounts existing on the date such amendment or termination occurs, nor shall it affect any election previously made under the Plan as to Director's Fees for the calendar year in which the amendment or termination occurs.

          14. Governing Law. The Plan shall be construed in accordance with and governed by the laws of Pennsylvania.

          15.  Effective Date.  The Plan shall be effective
January 1, 1994, and shall apply with respect to Director's Fees payable by the Corporation on or after such date.

               To evidence the adoption of the Plan, the Corporation has caused its authorized officers to execute this Plan document this _________ day of __________, 1993.

                                           AMP Incorporated

Attest:_______________________    By:_____________________________


                                  Its:____________________________


                                                  Enclosure I

                        AMP Incorporated

     Deferred Compensation Plan for Non-Employee Directors

                         Specifications

I.   Eligibility to Participate
        A.   All Directors not actively employed by AMP
             Incorporated are eligible.
        B.   New Non-Employee Directors are eligible
             immediately.


II.  Compensation Eligible for Deferral
        A. All or any portion of the base retainer and meeting fees can be deferred.
        B. The Director can specify a percent or a dollar amount to be deferred.

III. Deferral Period
        A. The Director will specify the future year in which payment is to be made or commenced.
        B. However, payment must be made or commenced no later than the year following the Director's attainment of age 72.

IV.  Available Payment Methods
        A. The Director can elect a lump sum or annual installments.
        B. If annual installments are elected, the maximum number of years of installment payment is ten.


V.   Investment Options
        A. There will be two investment options, and the Director will be able to allocate deferred amounts to either or both options.
        B. One option will be an interest-bearing account in which deferred amounts will be credited monthly with interest based on 120% of the Long Term Applicable Federal Rate, adjusted quarterly.
        C. The second option will be a phantom AMP stock account in which phantom dividends will be reinvested in further phantom stock units.

VI.  Revocability of Elections
        A. Elections made under the Plan will continue from year to year until or unless changed by filing a new election form; elections made on the new form will apply to compensation earned in future years.
        B. With respect to already deferred amounts, the deferral period, the payment method, and the investment direction cannot be changed.

VII. Contingencies
        A. In the event of death, all deferred amounts plus earnings are paid as soon as practicable to the Director's beneficiary in a lump sum.
        B. In the event of a change in control and subsequent cessation of service at AMP, all deferred amounts plus earnings are paid as soon as practicable in a lump sum.

                                                    Enclosure II

            Moody's Aaa Long Industrial Bond Yields
         vs. 120% of Applicable Federal Long Term Rate

                       I            II         III            IV
YEAR     MONTH     MOODY'S Aaa   LONG AFR   120% LONG AFR   III - I
---------------------------------------------------------------------
1990    JANUARY       8.9          8.02        9.66          .76
        FEBRUARY      9.09         8.12        9.78          .69
        MARCH         9.26         8.59        10.34         1.08
        APRIL         9.32         8.75        10.54         1.22
        MAY           9.34         8.74        10.53         1.19
        JUNE          9.12         9.09        10.95         1.83
        JULY          9.12         8.73        10.52         1.40
        AUGUST        9.28         8.67        10.45         1.17
        SEPTEMBER     9.39         8.74        10.53         1.14
        OCTOBER       9.39         9.12        10.99         1.60
        NOVEMBER      9.16         9.13        11.01         1.85
        DECEMBER      8.92         8.87        10.69         1.77
1991    JANUARY       8.92         8.44        10.17         1.25
        FEBRUARY      8.73         8.36        10.07         1.34
        MARCH         8.82         8.21        9.89          1.07
        APRIL         8.77         8.24        9.94          1.17
        MAY           8.78         8.35        10.06         1.28
        JUNE          8.90         8.30        10.00         1.10
        JULY          8.89         8.43        10.16         1.27
        AUGUST        8.69         8.58        10.33         1.64
        SEPTEMBER     8.56         8.41        10.13         1.57
        OCTOBER       8.52         8.09        9.75          1.23
        NOVEMBER      8.44         7.84        9.44          1.00
        DECEMBER      8.23         7.88        9.50          1.27
1992    JANUARY       8.18         7.72        9.31          1.13
        FEBRUARY      8.27         7.33        8.83           .56
        MARCH         8.30         7.61        9.16           .86
        APRIL         8.29         7.83        9.43          1.14
        MAY           8.24         7.87        9.47          1.23
        JUNE          8.17         7.89        9.51          1.34
        JULY          8.01         7.73        9.32          1.31
        AUGUST        7.86         7.55        9.09          1.23
        SEPTEMBER     7.80         7.21        8.68           .88
        OCTOBER       7.92         7.03        8.46           .54
        NOVEMBER      8.08         7.00        8.43           .35
        DECEMBER      7.94         7.34        8.84           .90

                       I            II         III            IV
YEAR     MONTH     MOODY'S Aaa   LONG AFR   120% LONG AFR   III - I
---------------------------------------------------------------------
1993    JANUARY       7.87         7.30        8.78           .91
        FEBRUARY      7.66         7.16        8.63           .97
        MARCH         7.52         6.95        8.37           .85
        APRIL         7.42         6.52        7.85           .43
        MAY           7.41         6.53        7.87           .46
        JUNE          7.28         6.47        7.79           .51
        JULY          7.09         6.61        7.95           .86
        AUGUST        6.74         6.36        7.65           .91
        SEPTEMBER     6.55         6.28        7.56          1.01
        OCTOBER       6.56         5.84        7.03           .47
        NOVEMBER      6.80         5.84        7.03           .23
        DECEMBER      6.80         6.06        7.29           .49
1994    JANUARY       6.80         6.30        7.58           .78
        FEBRUARY      6.96         6.33        7.62           .66
        MARCH         7.36         6.35        7.64           .28
        APRIL         7.76         6.75        8.13           .37
        MAY           7.87         7.16        8.63           .76
        JUNE          8.08         7.52        9.06           .98
        JULY          8.01         7.46        8.99           .98
        AUGUST        8.00         7.67        9.24          1.24
        SEPTEMBER     8.27         7.63        9.19           .92
        OCTOBER       8.48         7.69        9.27           .79
        NOVEMBER                   8.01        9.65

                                                         Enclosure III

               AMP INCORPORATED DEFERRED COMPENSATION PLAN
                        FOR NON-EMPLOYEE DIRECTORS

                          Deferral Election Form

     I, the undersigned Director, elect to participate in the AMP Incorporated Deferred Compensation Plan for Non-Employee Directors and to defer payment of all or a portion of my Director's Fees to be earned for services performed in calendar years commencing following the date of this election. This election shall remain in effect from year to year unless and until modified or revoked in writing by me in accordance with the Plan. It is my understanding that any such modification or revocation shall be applicable only with respect to Director's Fees earned subsequent to the effective date of the modification or revocation.

    a:   Amount of Director's Fees to be Deferred (complete (a)
or (b)):
        (a) ________%  of Director's Fees Per Year
        (b) $________  of Director's Fees Per Year, with such
                       dollar amount to be withheld from payments
                       otherwise due to me as follows:
                         __   withhold all payments due to me
                              from the first day of the year
                              until the indicated dollar total
                              has been withheld
                         __   withhold in twelve equal monthly
                              installments
                         __   other
____________________________________


    b:   Year When Deferred Amounts are to be Paid or Payments
Begun:
          ________  (Enter a year no later than the calendar year
                       following your attainment of age 72)

    c:   Method of Payment (check and complete (a) or (b)):
          (a) ________   Lump sum
          (b) ________   Annual installments over ______ years
                         (designate no more than ten)

    d. Investment of Deferred Amounts (Enter a whole percentage from 0% to 100% in each blank, with the two percentages totaling to 100%):
          ________%  Interest-Bearing Account
          ________%  AMP Stock Account

It is understood that each of the foregoing elections is irrevocable as to Director's Fees earned during the period that the election is in effect. It is further understood that any amounts deferred by operation of this election form may not be withdrawn by me until the date elected above or in other than the method elected above, and that the right to receive these amounts may not be transferred or assigned by me in any fashion.

Finally, it is understood that all rights and entitlements to receive any deferred amounts are further subject to the terms and conditions of the aforementioned AMP Incorporated Deferred
Compensation Plan for Non-Employee Directors, as in effect on the date of this election.


__________________________   ____________________________________
Date                         Print Name of Director



________________________________________
Signature of Director


Return original copy to:  Secretary, AMP Incorporated, M.S.
176-41, P.O. Box 3608, Harrisburg, PA 17105-3608. Retain a copy for your files.


DESIGNATION OF BENEFICIARY OTHER THAN ESTATE


Payments under the AMP Incorporated Deferred Compensation Plan for Non-Employee Directors shall be made after my death to the following beneficiary(ies), rather than to my estate:


_________________________________________________________________



It is my understanding that this designation is revocable and will be superseded by any subsequently dated designation of beneficiary relating to the Plan that I place on file with the Company.



__________________________  _____________________________________
Date                          Signature of Director


This form should be returned to the Secretary, AMP Incorporated, M.S. 176-41, P.O. Box 3608, Harrisburg, PA 17105-3608.